SPECIAL POWER OF ATTORNEY


	The undersigned hereby appoints George L. Mahoney as the undersigned's true and lawful attorney-in-fact, with the power to:

(1)	execute for and on behalf of the undersigned, in
the undersigned's capacity as a Director and/or
Executive Officer of Media General, Inc. (the
Company), Forms 3, 4 and 5 in accordance with Section
16(a) of the Securities Exchange Act of 1934 and the
rules thereunder; and
(2)	do and perform any and all acts for and on behalf
of the undersigned which may be necessary or desirable to complete and execute or to amend any such Form 3, 4 or 5 and timely file such form with the United States
Securities and Exchange Commission and the New York
Stock Exchange.

The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully as the undersigned could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all acts that such attorney-in-fact shall lawfully do or cause to be done by virtue of this Power of Attorney.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file statements or reports under Section 16(a) of the Act with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

	IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 30th day of September, 2002.


	/s/ C. Boyden Gray





ACKNOWLEDGEMENT FOR POWER OF ATTORNEY

District of Columbia  )

	The foregoing instrument was acknowledged before me this 27 day of June, 2003 by
C. Boyden Gray.


	Theresa L. Shirley


(SEAL)
My commission expires: April 30, 2006